UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2010
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
          On March 12, 2010, Terra Industries Inc. (“Terra”) entered into an Agreement and Plan of Merger (the “CF Merger Agreement”) with CF Industries Holdings, Inc. (“CF”) and Composite Merger Corporation, an indirect, wholly owned subsidiary of CF (the “Merger Sub”). Pursuant to the CF Merger Agreement, CF and Merger Sub have agreed to amend Merger Sub’s existing exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock, without par value, of Terra (the “Terra Shares”) for $37.15 in cash, without interest, and 0.0953 shares of common stock, par value $0.01 per share, of CF (the “Offer Price”), to reflect the execution of the CF Merger Agreement and the terms thereof.
          The CF Merger Agreement provides that the expiration date of the Offer initially will be April 2, 2010. Pursuant to the CF Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the CF Merger Agreement, Merger Sub will merge with and into Terra (the “Merger”), with Terra surviving as a wholly owned subsidiary of CF. Upon completion of the Merger, each Terra Share outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive the Offer Price. If Merger Sub holds 90% or more of the outstanding Terra Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to Section 3-106 of the Maryland General Corporation Law, without additional approval by Terra’s stockholders. Otherwise, Terra may hold a special stockholders’ meeting to obtain stockholder approval of the Merger.
          Subject to the terms and conditions of the CF Merger Agreement, Terra has granted Merger Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of Terra Shares that, when added to the number of Terra Shares owned by Merger Sub at the time of such exercise, constitutes one Terra Share more than 90% of the Terra Shares then outstanding, subject to applicable regulatory and stock exchange requirements and there being authorized Terra Shares available for issuance. The Top-Up Option is exercisable only after Terra Shares have been purchased pursuant to the Offer. Merger Sub will pay $47.40 in cash for each Terra Share acquired upon exercise of the Top-Up Option.
          Completion of the Offer is subject to certain conditions, including, among others, (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer a majority of the Terra Shares outstanding (determined on a fully diluted basis), (ii) the receipt of regulatory approvals (or the expiration of applicable waiting periods) in Canada and (iii) the absence of legal restraints preventing consummation of the Offer or the Merger.
          The CF Merger Agreement contains customary representations, warranties and covenants by Terra and CF. Terra has agreed, among other things, not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, certain covenants require each of the parties to use reasonable best efforts to cause the Offer and the Merger to be consummated, except that CF is required to use best efforts (i) to obtain certain regulatory approvals so long as those efforts do not have a material adverse effect on Terra or CF and (ii) to obtain financing for the consummation of the transactions contemplated by the CF Merger Agreement.
          CF and Merger Sub have obtained debt financing commitments from Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. to finance the transactions contemplated by the CF Merger Agreement, including to pay a portion of the consideration payable to Terra stockholders in the Offer and the Merger and related fees and expenses. Consummation of the Offer and the Merger are not subject to any financing condition.

          The CF Merger Agreement contains certain termination rights and provides that (i) upon the termination of the CF Merger Agreement under specified circumstances, including, among others, by Terra to accept a superior proposal or by CF upon a change in the recommendation of Terra’s board of directors, Terra will owe CF a cash termination fee of $123 million and (ii) upon the termination of the CF Merger Agreement under specified circumstances, including, among others, by either party due to the imposition of certain legal restraints prohibiting the consummation of the Offer or the Merger, CF will owe Terra a cash termination fee of $123 million.
          In the event the termination fee is payable by Terra to CF, Terra also would be required to reimburse CF for its payment (on behalf of Terra) of the $123 million termination fee (the “CF Reimbursement Fee”) owed by Terra to Yara International ASA (“Yara”) under the Yara Merger Agreement (as defined below). The CF Reimbursement Fee also would be payable by Terra to CF upon the termination of the CF Merger Agreement by CF due to a breach by Terra of certain of its obligations under the CF Merger Agreement.
          The CF Merger Agreement is filed as an exhibit to this Current Report on Form 8-K to provide Terra’s stockholders with information regarding the terms of the CF Merger Agreement and is not intended to modify or supplement any factual disclosures about Terra or CF in Terra’s or CF’s public reports filed with the Securities and Exchange Commission. In particular, the CF Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to Terra or CF. The representations and warranties in the CF Merger Agreement have been negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or CF or Terra may have the right to terminate the CF Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.
               The foregoing description of the CF Merger Agreement is not a complete description of all of the parties’ rights and obligations under the CF Merger Agreement. The above description is qualified in its entirety by reference to the CF Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
          On February 12, 2010, Terra entered into an Agreement and Plan of Merger with Yara and Yukon Merger Sub, Inc. (the “Yara Merger Agreement”). The Yara Merger Agreement contemplated that Yukon Merger Sub, Inc. would be merged with and into Terra and each outstanding Terra Share would be converted into the right to receive $41.10 in cash, without interest.
          On March 12, 2010, Terra sent notice to Yara that, pursuant to the terms of the Yara Merger Agreement, Terra terminated the Yara Merger Agreement in order to enter into the CF Merger Agreement. Concurrently with the termination by Terra of the Yara Merger Agreement, CF (on behalf of Terra) paid Yara a termination fee in the amount of $123 million.
ITEM 8.01 OTHER EVENTS
       On March 12, 2010, CF and Terra issued a joint press release announcing that CF and Terra have signed a definitive agreement to combine the two companies. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Important Information

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In connection with the exchange offer by CF Industries Holdings, Inc. (“CF”) referred to in this communication, Terra Industries Inc. (“Terra”) has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) and expects to file amendments thereto. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 and any other relevant documents filed with the SEC (when available) because they will contain important information. Investors and security holders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made in connection with the exchange offer referred to in this communication are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained herein include statements about the exchange offer by CF and the proposed merger of a wholly owned subsidiary of CF into Terra. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the possibility that various conditions to the consummation of the CF exchange offer and merger may not be satisfied or waived,

•	uncertainty as to how many shares of Terra common stock will be tendered into the CF exchange offer,

•	the risk that competing offers will be made,

•	that risk that the CF exchange offer and merger will not close within the anticipated time periods,

•	the risk that disruptions from the CF transactions will harm Terra’s relationships with its customers, employees and suppliers,

•	the diversion of management time on issues related to the CF exchange offer and merger,

•	the outcome of any legal proceedings challenging the CF exchange offer or merger,

•	the amount of the costs, fees, expenses and charges related to the CF transactions,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2009 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q (when available), in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
          2.1 Agreement and Plan of Merger by and among CF Industries Holdings, Inc., Composite Merger Corporation and Terra Industries Inc., dated as of March 12, 2010.
          99.1 Joint press release of CF Industries Holdings, Inc. and Terra Industries Inc., issued March 12, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.

By:	/s/ John W. Huey
Name:	John W. Huey
Title:	Vice President, General Counsel and Corporate Secretary
Date: March 12, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among CF Industries Holdings, Inc., Composite Merger Corporation and Terra Industries Inc., dated as of March 12, 2010.

99.1	Joint press release of CF Industries Holdings, Inc. and Terra Industries Inc., issued March 12, 2010.